UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): April 25, 2022

Enzo Biochem, Inc.

(Exact Name of Registrant as Specified in Its Charter)

New York

(State or Other Jurisdiction of Incorporation)

001-09974	13-2866202
(Commission File Number)	(IRS Employer Identification No.)

527 Madison Avenue
New York, New York	10022
(Address of Principal Executive Offices)	(Zip Code)

(212) 583-0100

(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol	Name of Each Exchange on Which Registered
Common Stock, $.01 par value	ENZ	The New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-1 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 3.03 Material Modification to Rights of Security Holders.

As previously disclosed, on April 8, 2022, at the reconvened 2021 Annual Meeting of Shareholders (the “Annual Meeting”) of Enzo Biochem, Inc. (the “Company”), the Company’s shareholders approved several amendments to the Company’s certificate of incorporation, as amended (the “Amended and Restated Certificate of Incorporation”). The Amended and Restated Certificate of Incorporation became effective on April 25, 2022.

The Company’s board of directors approved and adopted conforming amendments to the Company’s amended and restated by-laws (the “Amended and Restated By-laws”), which became effective on April 25, 2022 .

A description of the Amended and Restated Certificate of Incorporation and the general effect of the Amended and Restated Certificate of Incorporation and the Amended and Restated Bylaws upon the rights of the Company’s shareholders are included in the Company’s proxy statement, filed with the Securities and Exchange Commission on February 18, 2022, in the sections titled “PROPOSAL 1 - AMENDMENTS TO THE CERTIFICATE OF INCORPORATION”, which is incorporated herein by reference.

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year

The disclosure set forth in Item 3.03 of this Report is incorporated into this Item 5.03 by reference.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

The following exhibits are filed herewith:

3.1	Amended and Restated Certificate of Incorporation of Enzo Biochem, Inc.
3.2	Amended and Restated By-Laws of Enzo Biochem, Inc.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ENZO BIOCHEM, INC.

Date: April 27, 2022	By:	/s/ David Bench
David Bench
Chief Financial Officer, Senior Vice President, Treasurer, and Corporate Secretary

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